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Exhibit 5.1

July 20, 2004

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, MA 02451

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to NeuroMetrix, Inc. (the "Company") in connection with the Company's registration statement on Form S-1 (Registration No. 333-115440) (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), to register the sale of up to 3,450,000 shares (the "Shares") of common stock, par value $0.0001 per share, of the Company ("Common Stock"), which includes up to 450,000 shares of Common Stock purchasable by the underwriters upon their exercise of an over-allotment option that may be granted to the underwriters by the Company.

        We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in certificates and other inquiries of officers of the Company.

        The opinions expressed below are limited to Massachusetts law, the Delaware General Corporation Law (which includes applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the Delaware General Corporation Law and applicable provisions of the Delaware Constitution) and the federal law of the United States.

        Based upon the foregoing and subject to the additional qualifications and assumptions set forth below, we are of the opinion that the Shares, when specifically authorized for issuance by the Pricing Committee of the Company's Board of Directors and when issued as described in the Registration Statement, upon receipt by the Company of the consideration provided for in such authorization and in a manner consistent with such authorization, will be legally issued, fully paid and nonassessable.

        We hereby consent to the references in the Registration Statement to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                      Very truly yours,

                      /s/ Goodwin Procter LLP

                      Goodwin Procter LLP

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  Exhibit 5.1